EXHIBIT 99.1

Splash Beverage Group Receives Notice of Plan Acceptance

Fort Lauderdale, Florida – January 26th, 2024 - Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), a portfolio company of leading beverage brands, today announced that it received notification from the New York Stock Exchange (NYSE) regarding its non-compliance with listing standards, as outlined in section 1009(e) of the NYSE Company Guide, outlined in the company’s 8-K disclosure and listed below.

While this news was expected due to market conditions affecting SBEV’s stock price, Splash is pleased to share that the NYSE has approved its comprehensive plan to regain compliance. We view this as a proactive step to ensure the long-term success of our company and enhance value for our shareholders.

The NYSE has granted Splash an extension until April 6, 2025, allowing for unencumbered trading on the NYSE and ample time to implement and execute the outlined measures. This extension reflects the acceptance of the NYSE in the company’s strategic approach and commitment to compliance in the near term. The NYSE will monitor Splash’s progress on the plan during this time.

Speaking of the plan’s approval, Robert Nistico, Chief Executive Officer of Splash Beverage Group, said “We are fully committed to meeting and exceeding the NYSE listing standards, and the approval of our compliance plan is a positive step forward for Splash and its shareholders. This extension provides us with the necessary time to continue to implement our strategic initiatives and positions us well for sustained performance.”

Splash remains focused on delivering value to our shareholders and stakeholders. We appreciate the ongoing support of our investors and look forward to updating them on our progress as we work towards achieving full compliance by the extended deadline.

Key Details from the 1/29/2024 Splash Beverage Group 8-K:

●	The noncompliance letter was sent on 6-October-23
●	The letter notified Splash that it was not in compliance with Section 1003(a)(i) of the continued listing standards set forth in the NYSE American Company Guide. Upon submission of the plan to the NYSE the Company was also notified that it was not in compliance with Section 1003(a)(ii) of the Company Guide.
●	The acceptance letter from the NYSE was sent on 20-December-2023

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non- alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and TapouT performance hydration and recovery drink. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit: www.SplashBeverageGroup.com

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward- looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splash Beverage Group

Info@SplashBeverageGroup.com

954-745-5815